Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION OF THE COMBINED COMPANY

The unaudited pro forma condensed combined financial statements (referred to as the “pro forma financial statements”) presented below are derived from the historical consolidated financial statements of the LMP Automotive Holdings, Inc. (“Automotive” or “the Company”) and Acquisition, as adjusted, to give effect to the Acquisition.

The unaudited pro forma condensed combined balance sheet as of December 31, 2020, assumes that the Acquisition occurred on January 1, 2020, as shown in the table below:

Acquisition	Date
Bachman Dealership group	March 23, 2021

Hereinafter referred to as the “Acquisition”.

The unaudited pro forma condensed combined statement of operations for the twelve months ended December 31, 2020, assumes that the Acquisition occurred on January 1, 2020.

The following unaudited pro forma condensed combined financial information should be read in conjunction with the following financial statements:

●	The audited consolidated financial statements of Automotive as of and for the year ended December 31, 2020; and

●	The audited combined and consolidated financial statements of Acquisition as of December 31, 2020.

The pro forma adjustments reported in these financial statements are based upon available information and certain assumptions that the Company’s management believes are reasonable. The unaudited pro forma condensed combined financial information of the Combined Company is presented for informational purposes only and is not intended to represent or be indicative of what the results of operations or financial condition would have been had the Acquisitions actually occurred on the dates indicated, nor is it meant to be indicative of future results of operations or financial condition for any future period or as of any future date.

Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma condensed combined financial information of the Combined Company.

LMP AUTOMOTIVE HOLDINGS, INC.

Pro Forma Condensed Combined Balance Sheet

As of December 31, 2020

(Unaudited)

	LMP	BACHMAN	TOTAL	PRO FORMA ADJUSTMENTS	PRO FORMA COMBINED	NOTES
ASSETS:
Cash and cash equivalents	$3,935,726	$240,892	$4,176,618	$19,703,453	$23,880,071	a,c,d,e,g,j
Accounts receivable, net	515,761	692,268	1,208,029	-	1,208,029
Inventories	8,498,089	4,967,074	13,465,163	-	13,465,163
Net investment in sales-type leases	11,743,576	-	11,743,576	-	11,743,576
Other current assets	719,760	731,888	1,451,648	-	1,451,648
Total current assets	25,412,912	6,632,122	32,045,034	19,703,453	51,748,487

Land	-	-	-	5,400,000	5,400,000	c
Property, equipment and leasehold improvements, net	4,216,819	154,466	4,371,285	-	4,371,285
Intangible assets	1,110,823	-	1,110,823	-	1,110,823
Right-of-use asset	422,501	-	422,501	-	422,501
Franchise Rights	-	-	-	200,000	200,000	c
Tradename	-	-	-	1,100,000	1,100,000	c
Goodwill	-	-	-	1,200,000	1,200,000	c
Deposits held in escrow for acquisitions	3,250,000	-	3,250,000	(250,000)	3,000,000	d
Other assets	-	484,801	484,801	-	484,801
TOTAL ASSETS	$34,413,055	$7,271,389	$41,684,444	$27,353,453	$69,037,897

LIABILITIES:
Accounts payable	$273,835	$93,531	$367,366	$-	$367,366
Vehicle floorplan and notes payable-current portion	-	5,497,495	5,497,495	2,938,000	8,435,495	e
Premium finance contract	543,098	-	543,098	-	543,098
Other current liabilities	1,333,235	1,663,854	2,997,089	115,691	3,112,780	f
Operating lease liability, current portion	181,437	-	181,437	-	181,437
Vehicle financing and notes payable, current portion	723,798	-	723,798	-	723,798
Term loan, current portion	-	-	-	6,329,091	6,329,091	g
Total current liabilities	3,055,403	7,254,880	10,310,283	9,382,782	19,693,065

Vehicle financing and notes payable, net of current portion	1,929,447	-	1,929,447	-	1,929,447
Warrant Liability	-	-	-	5,814,646	5,814,646	b
Operating lease liability, net of current portion	283,716	-	283,716	-	283,716
Other noncurrent liabilities	-	1,299,285	1,299,285	-	1,299,285
TOTAL LIABILITIES	5,268,566	8,554,165	13,822,731	15,197,428	29,020,159

SHAREHOLDERS’ EQUITY:
Preferred stock, $0.00001 par value; 1,000,000 shares authorized, 20,100 shares issued and outstanding	-	-	-	12,878,354	12,878,354	a,b
Common stock, $0.00001 par value; 29,000,000 shares authorized; 10,029,040 and 8,691,323 shares issued and outstanding at December 31, 2020 and 2019, respectively	101	-	101	-	101
Additional paid-in capital	45,318,891	-	45,318,891	-	45,318,891
Treasury stock at cost, 159,653 and 138,600 shares at December 31, 2020 and 2019, respectively	(758,352)	-	(758,352)	-	(758,352)
Noncontrolling interest in consolidated subsidiaries	-	-	-	704,626	704,626	h
Accumulated deficit	(15,416,151)	(1,282,776)	(16,698,927)	(1,426,954)	(18,125,881)	i
Total shareholders’ equity	29,144,489	(1,282,776)	27,861,713	12,156,026	40,017,739
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$34,413,055	$7,271,389	$41,684,444	$27,353,453	$69,037,897

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LMP AUTOMOTIVE HOLDINGS, INC.

Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2020

(Unaudited)

	LMP	BACHMAN	TOTAL	PRO FORMA ADJUSTMENTS	PRO FORMA COMBINED	NOTES
Revenues:
New vehicle	$-	$13,323,332	$13,323,332	$-	$13,323,332
Used vehicle	14,359,577	19,109,278	33,468,855	-	33,468,855
Service, body and parts	-	3,089,332	3,089,332	-	3,089,332
Financing and insurance	-	1,139,865	1,139,865	-	1,139,865
Fleet and other	16,083,040	592,279	16,675,319	-	16,675,319
Total revenues	30,442,617	37,254,086	67,696,703	-	67,696,703

Cost of sales:
New vehicle	-	11,631,585	11,631,585	-	11,631,585
Used vehicle	14,179,019	16,682,853	30,861,872	-	30,861,872
Service, body and parts	-	1,992,303	1,992,303	-	1,992,303
Fleet and other	13,209,006	36,201	13,245,207	-	13,245,207
Total cost of revenues	27,388,025	30,342,942	57,730,967	-	57,730,967

Gross profit	3,054,592	6,911,144	9,965,736	-	9,965,736

Selling, general and administrative	6,972,642	4,960,146	11,932,788	739,341	12,672,129	h,j
Depreciation and amortization	566,372	51,938	618,310	-	618,310
Income/(loss) from operations	(4,484,422)	1,899,060	(2,585,362)	(739,341)	(3,324,703)

Other expense/(income):
Other interest expense, net	331,371	195,252	526,623	322,296	848,919	g
Other expense, net	-	455,972	455,972	-	455,972
Other income, net	-	(532,026)	(532,026)	-	(532,026)
Income/(loss) before income taxes	(4,815,793)	1,779,862	(3,035,931)	(1,061,637)	(4,097,568)
Income tax provision			-	115,691	115,691	f
Net income/(loss)	(4,815,793)	1,779,862	(3,035,931)	(1,177,328)	(4,213,259)

Net Income/(loss) attributable to noncontrolling interest	-	266,979	266,979	(17,354)	249,626

Net income/(loss) attributable to LMP Automotive Holdings	$(4,815,793)	$1,512,883	$(3,302,910)	$(1,159,974)	$(4,462,885)

Calculation of income for earnings per share:
Net loss attributable to LMP Automotive Holdings	$(4,815,793)	$1,512,883	$(3,302,910)	$(1,159,974)	$(4,462,885)
Change in noncontrolling interest redemption value	-	-	-	-	-
Net loss attributable to common shareholders	$(4,815,793)	$1,512,883	$(3,302,910)	$(1,159,974)	$(4,462,885)

Basic net loss per share	$(0.49)				$(0.46)
Diluted net loss per share	$(0.49)				$(0.46)

Weighted average shares of common stock outstanding, basic	9,796,233				9,796,233
Weighted average shares of common stock outstanding, diluted	9,796,233				9,796,233

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1.	Basis of Presentation

The unaudited pro forma condensed combined financial information includes pro forma adjustments that are (1) directly attributable to the Acquisition, (2) factually supportable, and (3) with respect to the unaudited pro forma condensed combined statements of income, expected to have a continuing impact on the operating results of the combined company.

The Acquisition is accounted for as a business combination using the acquisition method of accounting under ASC Topic 805, Business Combinations. Under the acquisition method of accounting, the purchase price is allocated to the underlying tangible and intangible assets acquired and liabilities assumed based on their respective fair values at the date of acquisition, with any excess purchase price allocated to goodwill. To date, the Company has made a preliminary allocation of the purchase price to the assets acquired and liabilities assumed in the Acquisition, and will complete the allocation of such purchase price as further information becomes available. The final purchase price allocation may differ from that reflected in the following unaudited pro forma condensed combined financial statements, and these differences may be material.

The unaudited pro forma condensed combined statements of income for the twelve months ended December 31, 2020 assumes that the Acquisition occurred on January 1, 2020.

The pro forma adjustments reported in these financial statements are based upon available information and certain assumptions that the Company’s management believes are reasonable. The unaudited pro forma condensed combined financial information is presented for informational purposes only and is not intended to represent or be indicative of what the results of operations or financial condition would have been had the Transaction actually occurred on the date indicated, nor is it meant to be indicative of future results of operations or financial condition for any future period or as of any future date. The unaudited pro forma condensed combined financial information of the Combined Company should be read in conjunction with the audited consolidated financial statements of Automotive as of and for the year ended December 31, 2020 and the audited combined and consolidated financial statements of the Acquisition as of December 31, 2020.

Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma condensed combined financial information.

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2.	Sources of Purchase Price

On March 23, 2021, through wholly owned subsidiaries, the Company acquired a Tennessee dealership and related real estate for $12.7 million in cash. The dealership operates under sales and service agreements with General Motors, LLC. The acquisition expands the Company’s existing markets and access to new customers and creates revenue and cost synergies which management believes will contribute to future profits. The acquisition has been accounted for as a purchase and, accordingly, the operating results of the acquired dealership have been included in the Company’s pro forma condensed combined financial statements since the date of acquisition. The Company incurred approximately $284,341 in acquisition costs, which were recognized in selling, general and administrative expense within the pro forma condensed combined statement of operations.

3.	Purchase Price Allocation

The following table summarizes the allocation of the total consideration to the tangible and intangible assets acquired and the liabilities assumed based on the respective fair values at the acquisition date. The Company is still reviewing fair values of the assets acquired and the liabilities assumed, including the noncontrolling interests as being provisional. Therefore, the fair values are provisional measurements and may be subject to change.

Net Assets Acquired

Bachman Dealership Group
Assets acquired
New vehicles	$2,359,207
Used vehicles	2,062,522
Parts & accessories	210,625
Property & equipment	131,416
Real property	5,400,000
Other assets	31,248
Franchise rights	200,000
Tradenames	1,100,000
Goodwill	1,200,000
Total assets acquired	12,695,018

Liabilities assumed
We owes	3,686
Accrued personal property tax	2,216
Customer deposits	13,474
Total liabilities assumed	19,376
Net Assets Acquired	$12,675,642

The fair value of property, plant and equipment acquired is summarized below:

	Bachman Dealership Group	Estimated useful life
Fair value
Land	$5,400,000	N/A
Furniture & fixtures	51,416	10 years
Equipment	80,000	7 years
	$5,531,416

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The final purchase price allocation will be determined once the Company has completed the detailed valuations and necessary calculations related to the Acquisition.

The estimated fair values of assets acquired and liabilities assumed were based upon preliminary analysis performed for the preparation of the pro forma financial information and are subject to the final valuations that are in the process of being completed and finalized. These estimates and assumptions are subject to change within the measurement period as additional information is obtained. A decrease in the fair value of the assets acquired or liabilities assumed in the Acquisition from the preliminary valuations presented would result in a dollar-for-dollar corresponding increase in the amount of goodwill resulting from the Acquisition. In addition, if the value of the property and equipment and other intangible assets is higher than the amount included in these unaudited pro forma condensed combined financial statements, it may result in higher depreciation and amortization expense than is presented herein. Any such increases could be material, and could result in the Company’s actual future financial condition or results of operations differing materially from that presented herein. As a result, the final purchase price allocation may differ materially from the preliminary purchase price allocation.

The fair value of the franchise rights was based on the excess earnings method. The fair value of the tradename was based on the relief from royalty method. The franchise rights and tradename are indefinite lived assets and not subject to amortization.

The excess of the consideration transferred in the acquisition over the net amounts assigned to the fair value of the tangible assets and identifiable intangible assets acquired was recorded as goodwill, which is attributable primarily to expected synergies and an assembled workforce. Total goodwill is expected to be deductible for tax purposes.

On March 23, 2021, in connection with the consummation of the Bachman Acquisition, LMP Greenville 001 Holdings, LLC, an indirect wholly owned subsidiary of Automotive, transferred fifteen percent (15%) of the membership interests in LMP Greenville BBCBGC, LLC, a subsidiary of the Company, to an entity wholly owned by Richard Aldahan, the Company’s Chief Operating Officer, in lieu of an accrued bonus owed to Mr. Aldahan in the amount of $350,000.

Related agreements were also executed which allow for the Company to repurchase the 15% equity interests at any time for the greater of a) the equity holder’s positive capital account, if any, or b) $100. The Company is accounting for this arrangement as an equity award under a share-based compensation arrangement and on the date of the transaction has recorded equity of $455,000, which represents the fair value of the equity interest, and compensation of $110,733, representing the difference between the fair value of the equity award and the purchase price paid by the officer and is recorded in selling, general & administrative expenses of the accompanying pro forma condensed combined statement of operations. The fair value of the liability at December 31, 2020 was $704,626.

4.	Reclassifications

Management of the Company is currently in the process of conducting a more detailed review of accounting policies used in the historical financial statements of Acquisition to determine if differences in accounting policies require any further reclassification to conform to the Company’s accounting policies and classifications. As a result, we may identify additional differences between the accounting policies of the Acquisition that, when conformed, could have a material impact on these unaudited pro forma condensed combined financial statements.

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5.	Pro forma adjustments

The pro forma adjustments set forth in the unaudited pro forma condensed combined financial information reflect the following:

a.	In February 2021, the Company issued 20,100 shares of Series A Convertible Preferred Stock in exchange for proceeds of approximately $20.1 million ($18.6 million, net) and warrants to purchase up to 861,429 shares of common stock at a strike price of $21.00 pursuant to a securities purchase agreement. For purposes of the unaudited pro forma combined financial statements, it is assumed this transaction occurred on January 1, 2020.

b.	Recording the fair value of the warrant liability as of January 1, 2020. The Company has not reflected an adjustment for fair value of the warrant liability in the pro forma statement of operations for the period ended December 31, 2020.

c.	The preliminary estimate of fair value land, franchise rights, trade names and goodwill arising from the Acquisition.

d.	Use/elimination of deposits held in escrow related to the Acquisition.

e.	Floorplan financing received for vehicles already owned by Automotive.

f.	State income tax expense and liability related to the Acquisition.

g.	Changes in indebtedness incurred in connection with the Acquisition. Term loan proceeds in the amount of $7.5 million with principal payments of $1.2 million and interest payments of $322,296 during the year.

h.	Impact of noncontrolling interest equity owners.

i.	The equity impact of the elimination of historical equity balances of the Acquisition.

j.	Acquisition costs incurred in connection with the Acquisition.

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